UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 24, 2015

FORTINET, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.
As described in Item 5.02 below, on August 24, 2015, Hong Liang Lu notified the Company that he was resigning as a member of the board of directors (the “Board”) of Fortinet, Inc. (the “Company”), as a member of the audit committee of the Board (the “Audit Committee”), and as a member of the nominating and corporate governance committee of the Board (the “Governance Committee”). Mr. Lu is resigning to focus his attention on other matters and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. As a result of the resignation of Mr. Lu, subject to the cure period discussed below, the Company is not currently in compliance with Listing Rule 5605(c)(2)(A) of the NASDAQ Stock Market LLC (“NASDAQ”). NASDAQ Listing Rule 5605(c)(2)(A) requires that the Company’s Audit Committee be comprised of at least three members. The Audit Committee was comprised of three members prior to Mr. Lu’s resignation, and is now comprised of only two members. Consistent with NASDAQ Listing Rule 5605(c)(4)(B), the Company has a cure period in order to regain compliance until the earlier of the Company’s next annual meeting of its stockholders or August 24, 2016. The Company intends to appoint a new independent director to the Audit Committee to fill the vacancy created by Mr. Lu’s resignation as soon as practicable, and the Company expects to comply with NASDAQ’s audit committee composition requirements within the specified cure period. The Company notified NASDAQ of its noncompliance with the listing rule described above on August 24, 2015, which notification also specified the Company’s reliance on the cure period specified in NASDAQ Listing Rule 5605(c)(4)(B). On August 27, 2015, the Company received a letter from NASDAQ indicating that the Company no longer complies with NASDAQ’s audit committee composition requirements as set forth in NASDAQ Listing Rule 5605(c).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 24, 2015, Hong Liang Lu notified the Company that he was resigning as a member of the Board, the Audit Committee, and the Governance Committee, effective immediately. At the time of Mr. Lu’s resignation, he was an independent director and a member of the Audit Committee and Governance Committee. Mr. Lu is resigning to focus his attention on other matters and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: August 28, 2015	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel